06/10/2010 16:10 7605494622 IBLE 30P10

Amc

FILED
JUN 15 2010
STATE TREASURER

C-102A Rev 12/93

0100388176

New Jersey Division of Revenue
Certificate of Amendment to the Certificate of Incorporation
(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is: ADB International Group, Inc

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 4th day of June , 20 10

Resolved, that Article IV of the Certificate of Incorporation be amended to read as follows:

<u>Capital Stock</u>

1. <u>Common Stock</u>. The maximum number of shares of common stock that this corporation is authorized to have outstanding at any one time is 500,000,000 share of common stock, $.0001 par value per share.

2. <u>Preferred Stock</u>. (a) The maximum number of shares of preferred stock that this corporation is authorized to have outstanding at any one time is 25,000,000 shares of preferred stock, no par value per share.

   (b) Subject to the requirements of the laws of the State of New Jersey, the Board of Directors is authorized and empowered to issue shares of preferred stock in one or more series and with such designations, preferences and limitations as the Board of Directors in its business judgment, determines is in the best interest of the corporation.

3. The number of shares outstanding at the time of the adoption of the amendment was: 302,098

The total number of shares entitled to vote thereon was: 302,098
If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
180,000	None

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

6. Other provisions: (Omit if not applicable).

BY: ______________________
(Signature) PRESIDENT.

Dated this 4th day of June , 2010

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.

2305875
4171849

New Jersey Division of Revenue

CGN

FILED
APR 12 2010
STATE TREASURER

Certificate of Amendment to the Certificate of Incorporation

(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

0100388196

1. The name of the corporation is:

CENTRIFORCE TECHNOLOGY CORPORATION

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 18 day of MARCH 20 10

Resolved, that Article • of the Certificate of Incorporation be amended to read as follows:

The name of the Company shall be ADB International Group, Inc

3. The number of shares outstanding at the time of the adoption of the amendment was

The total number of shares entitled to vote thereon was 59.6%

If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively)

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
18,000,000	none

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable)

6. Other provisions: (Omit if not applicable).

The shares authorized, issued and outstanding of the Corporation shall be reduced by means of a reverse stock split (the "Reverse Split") in a ratio of 1 share for each 100 currently issued and outstanding. Following the Reverse Split the par value of the common stock shall be amended to 0.001 per share

BY: [signature]
(Signature) PRESIDENT / DIRECTOR

Dated this 25 day of March, 2010

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation

9881174
4136404